UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2005

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

6105 Trenton Lane North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 14, 2005, Select Comfort Corporation and its wholly owned subsidiary Select Comfort Retail Corporation (collectively, the “Company”) entered into an Amended and Restated Private Label Consumer Credit Card Program Agreement (the “Consumer Credit Agreement”) with GE Money Bank (“GE”). The Consumer Credit Agreement modifies and extends a prior agreement between the Company and GE under which GE has been offering our qualified customers revolving credit terms to finance purchases of our products. The prior agreement was scheduled to expire in June of 2006. The Consumer Credit Agreement now runs through February 15, 2011, subject to automatic extension for additional two-year terms unless either party gives notice of termination at least 12 months prior to the end of the then-current term, and in each case subject to earlier termination upon certain events.

Under the Consumer Credit Agreement, consistent with the prior agreement, GE sets the minimum acceptable credit ratings for qualified customers, the interest rates, fees and all other terms and conditions of the customer accounts, including collection policies and procedures, and is the owner of the accounts.

In connection with all purchases financed under these arrangements, GE pays us an amount equal to the total amount of such purchases, less promotional related discounts. Consistent with the terms of the prior agreement, we could be liable to GE for charge-backs arising out of (i) any breach by us of our warranties relating to the underlying sale transaction or (ii) any failure on our part to comply with applicable operating procedures under the facility. We are not liable to GE for credit losses arising out of our customers’ credit defaults.

Under the prior agreement, we were obligated to purchase, or to find a purchaser for, GE’s portfolio of accounts generated under the program if we replaced GE with another provider. Under the new Consumer Credit Agreement, we have the right, but not the obligation, to purchase the portfolio upon termination of the agreement.

We have the right to terminate the Consumer Credit Agreement in order to manage the program internally at any time after the first three years under the new Consumer Credit Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.

Exhibit 10.1	Amended and Restated Private Label Consumer Credit Card Program Agreement dated as of December 14, 2005 by and between GE Money Bank and Select Comfort Corporation and Select Comfort Retail Corporation [Portions of this Exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission.]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: December 20, 2005	By: /s/ Mark A. Kimball
Title: Senior Vice President

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